Exhibit 3



                                  (VSNL LOGO)


                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9657
21 January 2003

Sir,

SUB: SENDING CERTIFICATES OF PRACTISING COMPANY SECRETARY REGARDING PAID-UP
     CAPITAL AND LISTING AGREEMENT REQUIREMENT

     In accordance with SEBI regulations, please find sent herewith the following:

     a) Certificate from Practising Company Secretary regarding total paid-up capital of VSNL and

     b) Certificate from Practising Company Secretary regarding transfer of shares.

Thanking you,



                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No. (22) 2722061, 2721072.
2) The Secretary, Madras Stock Exchange Limited, Post Box No. 183, 11, Second Line Beach, Chennai - 600 001. Fax No. (44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No. (33) 220 25 14/28 37 24.
4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No. (11) 329 21 81.
5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051. Fax Nos.: (22) 6598237/38.
6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos.:
     497 29 93.
7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No. 204 49 42.
8) Head Office: M/s. Sharepro Services, Satam Estate, 3rd Floor, Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
9) Ms. Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No.: +1 2126565071
10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax: 267 3199
11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195


                          VIDESH SANCHAR NIGAM LIMITED
      VIDESH SANCHAR BHAVAN, MAHATMA GANDHI ROAD, MUMBAI - 400 001, INDIA.
                            BOARD: +91-22- 2262 4020
     DIRECT: +91-22-22624300 FAX: +91 22 22667744 E-MAIL: rnaditya@vsnl.com

Company Secretaries.                                                Shree Nagar,
T.R.Vaidyanathan.                                                   Goregaon (W)
F.C.S, A.C.I.S.(London).                                        Mumbai - 400 062
COMPANY SECRETARY.                                             Tel No.: 8741386.
E-mail: trvco@rediffmail.com                               Pager No. 9624-242229
--------------------------------------------------------------------------------


                          TO WHOMSOEVER IT MAY CONCERN


I / We have examined the relevant Records/Documents kept and as per confirmation received from the Registrars & Share Transfer Agents M/s Sharepro Services, Chakala/Sakinaka on behalf of Videsh Sanchar Nigam Ltd., Mumbai and relying upon the Data/Details furnished to us, we hereby certify that as on quarter ended 31st December, 2002:

     1. The total of shares held in NSDL at 76587275, CDSL at 129803241 and in physical form at 78609484 of Rs.10/- each tally with the issued paid-up capital of the Company. VIZ: Rs.2,85,00,00,000/- divided into 28,50,00,000 equity shares of Rs.10/- each.

     2.   The Register of members is Continuously updated on a regular basis.

     3. The Dematerialisation requests received from the shareholders are being confirmed within twenty-one days where ever cases are found to be in order and in cases pending confirmation, Shareholders are being intimated for reasons of delay within the prescribed time limit.

     4. There has not been any change in the paid-up capital of the Company during the above quarter and the Company has not made any further Issues during the above quarter.


For T.R.Vaidyanathan & Co.


(T.R. Vaidyanathan)
Company Secretary

MUMBAI:

DATED: 18.01.2003

Company Secretaries.                                                Shree Nagar,
T.R.Vaidyanathan.                                                   Goregaon (W)
F.C.S, A.C.I.S.(London).                                        Mumbai - 400 062
COMPANY SECRETARY.                                             Tel No.: 8741386.
E-mail: trvco@rediffmail.com                                Pager No.9624-242229
--------------------------------------------------------------------------------


                          TO WHOMSOEVER IT MAY CONCERN

I have examined the relevant records, correspondence and information maintained in the electronic mode by VIDESH SANCHAR NIGAM LTD in respect of the transfer deeds received for registration during the quarter ended 31st December, 2002, details whereof are given in Annexure 1 hereto, and certify that:
The Company has followed the necessary procedure for effecting the transfer of shares covered by the transfer deeds lodged during the aforesaid period. The Company has accordingly amended the Register of Members maintained by it and the shares comprised in the aforementioned transfer deed has been registered in the names of the respective transferees.
The Company has adequate procedures to deal with dematerialisation requests and has satisfied itself that the transferee and the person requesting dematerialisation are one and the same by verifying the signature of the person requesting for dematerialisation with that of the transferee maintained by it and before confirming the dematerialisation has amended the Register of Members in National Securities Depository Limited as the holder of dematerialized Shares.
The Company has defaced and cancelled all the certificates covering the share dematerialized and The Company has adequate systems to ensure that the respective investors do not lose their corporate benefits on account of the transfer entries made in favour of the aforementioned Depository.



                                            For T.R.Vaidyanathan & Co.


Place: Mumbai                     Signature
Date: 14/01/2003                            --------------------------
                                                   T.R.Vaidyanathan.
                                                  (Company Secretary)
                                                    CP Number: 2718

                                   ANNEXURE 1

                            VIDESH SANCHAR NIGAM LTD


Details of Shares transferred and dematted during the quarter ended 31st December, 2002.


------------------------------------------------------------------------------------------------------------
Number Of Transfer Deeds Received                                                           30
------------------------------------------------------------------------------------------------------------
Number Of Transfers Approved                                                                30
------------------------------------------------------------------------------------------------------------
Number Of Shares Involved                                                                  996
------------------------------------------------------------------------------------------------------------
Number Of Option Letters Sent to Transferees                                                24
------------------------------------------------------------------------------------------------------------
Number of Demat Requests Received From The Transferees                                      09
------------------------------------------------------------------------------------------------------------
Number Of Shares Involved                                                                  340
------------------------------------------------------------------------------------------------------------



                                            For T.R.Vaidyanathan & Co.


Place: Mumbai                     Signature
Date: 14/01/2003                            --------------------------
                                                    T.R.Vaidyanathan.
                                                   (Company Secretary)
                                                    CP Number: 2718